EXHIBIT 10.10

                                ROYALTY AGREEMENT

         This Royalty Agreement is made this ____ day of June, 2000 by and between BORS International, L.L.C. ("BIL"), Ennotech, Inc. ("Etech"), and EarthFirst Technologies, Inc. ("EarthFirst").

         A. On June ____, 2000, Etech, EarthFirst, and BIL executed that Technology Assignment and Royalty Agreement. Pursuant to that Agreement and contemporaneously herewith, Etech has executed an Absolute and Unconditional Assignment of its rights under tile Original License Agreement and to the BORS unit and related technology.

         THEREFORE, in consideration of the Assignment, the mutual promises set forth herein, Ten ($10.00) Dollars and other good and valuable consideration, the parties do hereby agree as follows:

         1. FULLY VESTED ROYALTY - The parties agree and acknowledge that by virtue of Etech's execution of the Assignment, Etech has fully performed and taken all action necessary to entitle it to the royalty payments called for hereunder. The royalty payments called for hereunder are therefore fully vested and no further action, performance or other activity of any kind or nature is required by Etech and there is no condition to receiving the royalty payments called for herein. It is the parties' intention that, except as stated below, there an no sniffs, counterclaims or other basis for withholding of any royalty due Etech hereunder and that all performance by Etech is fully executed Payments may be withheld in the event: (i) EarthFirst or Etech violates any provisions of this Agreement, the Absolute and Unconditional Assignment, or the Technology Assignment and Royalty Agreement, or (ii) takes action to intentionally interfere with BIL's business.

         2. MONTHLY ROYALTY PAYMENT - BIL hereby agrees that it shall pay to Etech an amount equal to 2% of the collected gross revenues of BIL on a monthly basis. Payment for royalties earned in a given month shall be paid by the 45th day after the last day of that month. By way of example, royalties for the month of August, 2000 shall be payable by October 15, 2000. it is the intention of the parties that, as used herein, the "collected gross revenues" of BIL shall mean all gross receipts of BIL of any kind or nature whether in cash, in kind or in exchange (without deduction. credit or reduction of any kind), including proceeds from the sale, lease, use, financing or other disposition of BORS Lift units, related equipment, services or otherwise. In the case of an exchange or other non-cash transaction, BIL shall assign a fair market value to the transaction and the royalty will be paid in cash. At the time the royalty payment described in this paragraph is made, BIL shall submit a copy of its internal monthly financial statement and cash receipts journal along with a certification by BIL's managing member that the royalty calculation is complete, true and correct. Etech reserves and shall have the right anytime on 10 business days' notice to review and audit BIL's financial records to confirm the accuracy and completeness of the payments being made under this Agreement BIL agrees to make such books and records


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available in Clearwater, Florida and that, if necessary, Etech may contact and obtain the information directly concerning gross receipts from BIL's independent accountants or accounting firm. BIL, within 30 days of filing, shall provide Etech with a copy of its federal income tax return or any other applicable tax returns. Etech shall keep all information disclosed to it hereunder in strict confidence.

         3. RELATED PARTY OR AFFILIATE INCOME - BIL agrees that it will not divert gross receipts or income from BIL, to or through other entities to circumvent or avoid royalty payments hereunder, BIL shall take no action which would have the effect of reducing, diverting or otherwise preventing complete or full accounting or payment of royalties to Etech. All sales, leasing or other disposition of the BORS Lift units will only be made through BIL.

         4. LATE PAYMENT - Any royalty payment that is more than 5 days late must be accompanied by a late charge in the amount of 1.5% of the amount of the late payment. In the event BIL fails to make a royalty payment, Etech must notify BIL in writing of such failure. BIL shall then have thirty (30) days to make such payment before Etech can declare a default pursuant to this Agreement.

         5. INCENTIVE PAYMENTS - Etech and EarthFirst have determined that it is in their best interest to encourage and provide incentive to BIL to maximize its collected gross revenues. Therefore, EarthFirst will issue options to BIL which will be delivered upon the occurrence of certain performance standards and which may be exercised during the time limits set forth herein:

                  a. Upon BIL's achieving S10,000,000 in collected gross revenues by December 31, 2001 (or upon BIL making total payments to Etech totaling at least $200,000 by the end of such time period), EarthFirst shall issue BIL 833,333 options at an exercise price of .30 cents each, each option. if exercised, resulting in the issuance of one share of EarthFirst Section 144 common stock.

                           The options described in this paragraph must be
exercised and paid for by no later than December 31, 2002 or they shall expire and be of no further force and effect and all rights associated therewith shall terminate.

                  b. In addition to the issuance of options described in paragraph 5(a) above, upon BIL's achieving $20,000,000 in collected gross revenues between January 1, 2002 and December 31, 2002 (or upon BIL making total payments to Etech totaling at least $400,000 by the end of such time period), EarthFirst shall issue BIL 833,333 options at an exercise price of .40 cents each, each option, if exercised, resulting in the issuance of one share of EarthFirst Section 144 common stock.

                           The options described in this paragraph must be
exercised and paid for by no later than December 31, 2003 or they shall expire and be of no further force and effect and all rights associated therewith shall terminate.


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                  c.       In addition to the options described in paragraphs
5(a) and 5(b) above, there shall be one final group of options issued. Upon BIL's achieving $40,000,000 in collected gross revenues between January 1, 2003 and December 31, 2003 (or upon BIL making total payments to Etech totaling at least $900,000 by the end of such time period), EarthFirst shall issue BIL 833,333 options at an exercise price of .50 cents each, each option, if exercised, resulting in the issuance of one share of EarthFirst Section 144 common stock.

                           The options described in this paragraph must be
exercised and paid for by no later than December 31, 2004 or they shall expire and be of no further force and effect and all rights associated therewith shall terminate.

                           In the event of any split or reverse of EarthFirst's
common shares, the number of options and their price will be adjusted consistent with the split or reverse. EarthFirst shall have no obligation to issue options or recognize their exercise and BIL shall not be entitled to receive or exercise any options in the event there is a Default under the terms of this Agreement, or in the event BIL fails or refuses to execute the usual and reasonable documents EarthFirst requires in the ordinary course of business for the exercise of options and the issuance of shares. EarthFirst agrees that in the event it seeks the general registration of any outstanding sham or the issuance of new registered shares through a SEC-approved offering it shall also attempt to register the shares issued pursuant to these options, if any, provided such registration is permissible and practical, using reasonable efforts.

         6. NON-COM[PETE AND NON-DISCLOSURE - The parties acknowledge that they have or will be exposed to confidential information of the other, have worked closely with each other and have made disclosures concerning the other's products, marketing strategies and are in possession of proprietary top secret and confidential information within the meaning of Florida law. Therefore, the parties agree that for the duration of this Agreement and for a period of 5 years thereafter, they shall not voluntarily or involuntarily, directly or indirectly, individually or as a consultant, advisor, partner or co-venturer compete with one another. The scope of this restriction on competition in the case of Etech and EarthFirst shall be limited to oil recovery systems in the nature of the BORS Lift or any similar or competitive product. The scope of this restriction on competition in the case of BIL shall be limited to the following products currently under development at EarthFirst, which am itemized on
Schedule 1 attached hereto.

                  The parties also agree that they will not make any effort to acquire or exploit, directly or indirectly, any technology or product that would be competitive with the products subject to the limitation on competition. It is further agreed that except for employees of EarthFirst who have been laid off and who formerly worked on the BORS Lift units and vendors that formerly supplied parts or services BORS Lift, the parties will make no effort to employ each other's consultants, employees or independent contractors, absent written consent and will not communicate to or attempt utilize one another's vendors without express written consent. Finally, the parties agree that


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absent a Court Order. they shall not disclose any confidential information or trade secret of the other to any person or entity. It is intended that the scope of this covenant be worldwide because of the nature of the products and that the geographical limitations contained herein are reasonable in time and area as said terms are used and delineated in applicable Florida Statutes and by other applicable statutes constituting a protectable, legitimate business interest, and shall not be considered nor interpreted as a restrain of trade or limitation on either party.

         7.       MINIMUM ROYALTY PAYMENTS AND TERMINATION PAYMENT

                  (i) At any time after 42 months from the date hereof, BIL may satisfy and terminate all future royalties due hereunder by a cash payment equal to 300% of the total royalty payments received in the prior 12 months immediately preceding the sale. For example, if in the immediately preceding 12 months Etech had received $1,000,000 in royalty payments, then the amount due to satisfy future royalty payments would be $3,000,000.

                  (ii) The parties agree that the termination payment described above plus all prior monthly royalty payments must total at least $3,000,000, or any deficient amounts less than a total of $3,000,000 must be paid to secure a termination of future royalties.

                  (iii) It is the intention of the parties that the royalty payments due hereunder run with the technology and that any successor or assign shall be liable for monthly royalty payments unless the minimum royalty and termination payments called for hereunder are made.

                  (iv) BIL shall not be entitled to exercise its right to obtain a release of future royalties by making a termination payment unless all monthly royalties due have been made and there are no accrued unpaid monthly royalty payments due at the time BIL seeks to make a termination payment.

         8. ASSIGNMENT - Etech may, upon written notice to BIL, assign its rights to the royalty payments due hereunder, to EarthFirst. BIL's obligations hereunder may not be assigned or transferred without the express written consent of Etech and EarthFirst.

         9. DEFAULT - In the event BIL shall fail to make any monthly payment when due (including any late charges thereon) or shall otherwise default under the terms hereof, or under the terms of any related agreement and such Default continues after 30 days' written notice to BIL by telefax or reputable overnight courier, then, in such event, Etech or EarthFirst may declare this Royalty Agreement in Default and elect to accelerate and demand immediate payment of $3,000,000 in future monthly royalties due hereunder, less any royalty amounts paid through the date of Default. If the accelerated amount due is not paid within 10 days of demand, then Etech or EarthFirst shall be entitled to commence legal action to recover the accelerated payments due, without prejudice to rights to future payments in addition thereto, and obtain a judgment


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for the accelerated amount and all costs, expenses and legal fees incurred by
Etech or EarthFirst in enforcing its rights hereunder.

         10. ENTIRE AGREEMENT -The parties acknowledge that the obligations of another under this Royalty Agreement are contained herein and that there are no outside or other agreements that, in any way, impact or require additional performance by any party hereto relating to the payment of royalties or the incentive fee due hereunder. The parties agree that time is in the essence in making payments due or other performances due hereunder.

         IN WITNESS WHEREOF, Etech, EarthFirst and BIL, have executed this Royalty Agreement as of the above written date.

Signed, sealed and delivered              ENNOTECH, INC.
in the presence of:


___________________________               By: __________________________________
                                              John Stanton, President

___________________________
Printed Name

___________________________

___________________________
Printed Name

                                          EARTHFIRST TECHNOLOGIES, INC.


___________________________               By: __________________________________
                                              John Stanton, President

___________________________
Printed Name

___________________________

___________________________
Printed Name

                                          BORS INTERNATIONAL, L.L.C.


___________________________               By: __________________________________
                                              Managing Member

___________________________
Printed Name

___________________________

___________________________
Printed Name


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